Exhibit 20

Subsidiary Guarantees of Debt

The company’s senior notes are guaranteed on a full, unconditional and joint and several basis by certain of the company’s material domestic subsidiaries. These guarantees are required in support of the notes, are co-terminous with the terms of the respective note indentures and would require performance upon certain events of default referred to in the respective guarantees. The maximum potential amounts that could be required to be paid under the domestic guarantees are essentially equal to the then outstanding principal and interest under the respective notes. The following is condensed, consolidating financial information (in millions of dollars) for the company, segregating the guarantor subsidiaries and non-guarantor subsidiaries, as of April 3, 2011, and December 31, 2010, and for the three months ended April 3, 2011, and March 28, 2010. Separate financial statements for the guarantor subsidiaries and the non-guarantor subsidiaries are not presented because management has determined that such financial statements would not be material to investors.

	UNAUDITED CONDENSED CONSOLIDATING STATEMENT OF EARNINGS
	For the Three Months Ended April 3, 2011
	Ball	Guarantor	Non-Guarantor	Eliminating	Consolidated
($ in millions)	Corporation	Subsidiaries	Subsidiaries	Adjustments	Total

Net sales	$–	$1,285.0	$726.2	$–	$2,011.2

Costs and expenses
Cost of sales (excluding depreciation)	–	(1,070.8)	(559.9)	–	(1,630.7)
Depreciation and amortization	(0.8)	(37.2)	(35.6)	–	(73.6)
Selling, general and administrative	(20.2)	(48.3)	(30.9)	–	(99.4)
Business consolidation activities	−	(10.9)	(2.6)	–	(13.5)
Equity in results of subsidiaries	107.8	–	–	(107.8)	–
Intercompany license fees	34.4	(31.7)	(2.7)	–	–
	121.2	(1,198.9)	(631.7)	(107.8)	(1,817.2)

Earnings (loss) before interest and taxes	121.2	86.1	94.5	(107.8)	194.0
Interest expense	(40.0)	1.0	(7.5)	−	(46.5)
Earnings (loss) before taxes	81.2	87.1	87.0	(107.8)	147.5
Tax provision	10.1	(40.4)	(17.7)	−	(48.0)
Equity in results of affiliates	–	(0.6)	0.6	–	−
Net earnings (loss) from continuing operations	91.3	46.1	69.9	(107.8)	99.5
Discontinued operations, net of tax	−	(1.3)	−	–	(1.3)
Net earnings (loss)	91.3	44.8	69.9	(107.8)	98.2
Less net earnings attributable to noncontrolling interests	−	−	(6.9)	−	(6.9)
Net earnings (loss) attributable to Ball Corporation	$91.3	$44.8	$63.0	$(107.8)	$91.3

	UNAUDITED CONDENSED CONSOLIDATING STATEMENT OF EARNINGS
	For the Three Months Ended March 28, 2010
	Ball	Guarantor	Non-Guarantor	Eliminating	Consolidated
($ in millions)	Corporation	Subsidiaries	Subsidiaries	Adjustments	Total

Net sales	$––	$1,122.5	$469.8	$–	$1,592.3

Costs and expenses
Cost of sales (excluding depreciation)	–	(952.2)	(366.0)	–	(1,318.2)
Depreciation and amortization	(0.8)	(36.9)	(25.0)	–	(62.7)
Selling, general and administrative	(11.1)	(44.2)	(24.0)	–	(79.3)
Business consolidation activities	−	0.5	–	–	0.5
Equity in results of subsidiaries	77.8	–	–	(77.8)	–
Intercompany license fees	46.7	(45.0)	(1.7)	–	–
	112.6	(1,077.8)	(416.7)	(77.8)	(1,459.7)

Earnings (loss) before interest and taxes	112.6	44.7	53.1	(77.8)	132.6
Interest expense	(30.7)	0.4	(3.6)	–	(33.9)
Earnings (loss) before taxes	81.9	45.1	49.5	(77.8)	98.7
Tax provision	(2.4)	(6.0)	(12.5)	–	(20.9)
Equity in results of affiliates	–	−	4.7	–	4.7
Net earnings (loss) from continuing operations	79.5	39.1	41.7	(77.8)	82.5
Discontinued operations, net of tax	(0.2)	(2.3)	(0.6)	–	(3.1)
Net earnings (loss)	79.3	36.8	41.1	(77.8)	79.4
Less net earnings attributable to noncontrolling interests	–	–	(0.1)	–	(0.1)
Net earnings (loss) attributable to Ball Corporation	$79.3	$36.8	$41.0	$(77.8)	$79.3

	CONDENSED, CONSOLIDATING BALANCE SHEET
	April 3, 2011
($ in millions)	Ball	Guarantor	Non-Guarantor	Eliminating	Consolidated
	Corporation	Subsidiaries	Subsidiaries	Adjustments	Total
ASSETS
Current assets
Cash and cash equivalents	$0.5	$1.5	$191.1	$–	$193.1
Receivables, net	(1.2)	173.2	907.6	–	1,079.6
Inventories, net	–	828.9	416.8	––	1,245.7
Deferred taxes and other current assets	11.3	106.4	78.3	–	196.0
Total current assets	10.6	1,110.0	1,593.8	–	2,714.4
Property, plant and equipment, net	32.3	890.9	1,293.8	–	2,217.0
Investment in subsidiaries	3,551.4	352.2	78.7	(3,982.3)	–
Goodwill	–	927.0	1,393.2	–	2,320.2
Intangibles and other assets, net	182.3	110.9	238.2	–	531.4
Total Assets	$3,776.6	$3,391.0	$4,597.7	$(3,982.3)	$7,783.0

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Short-term debt and current portion of long-term debt	$16.9	$0.2	$302.9	$–	$320.0
Accounts payable	39.9	404.8	409.3	–	854.0
Accrued employee costs	27.9	106.0	71.6	–	205.5
Other current liabilities	16.1	163.6	124.2	–	303.9
Total current liabilities	100.8	674.6	908.0	–	1,683.4
Long-term debt	2,406.6	0.2	790.5	–	3,197.3
Intercompany borrowings	(493.9)	150.2	343.7	–	–
Employee benefit obligations	273.0	344.3	363.5	–	980.8
Deferred taxes and other liabilities	(37.8)	73.1	203.9	–	239.2
Total liabilities	2,248.7	1,242.4	2,609.6	–	6,100.7

Shareholders’ equity
Convertible preferred stock	–	–	4.8	(4.8)	–
Preferred shareholders’ equity	–	–	4.8	(4.8)	–

Common stock	910.5	819.2	646.9	(1,466.1)	910.5
Retained earnings	2,909.2	1,525.6	986.8	(2,512.4)	2,909.2
Accumulated other comprehensive earnings (loss)	(9.4)	(196.2)	195.2	1.0	(9.4)
Treasury stock, at cost	(2,282.4)	–	–	–	(2,282.4)
Common shareholders’ equity	1,527.9	2,148.6	1,828.9	(3,977.5)	1,527.9
Total Ball Corporation shareholders’ equity	1,527.9	2,148.6	1,833.7	(3,982.3)	1,527.9
Noncontrolling interests	–	–	154.4	–	154.4
Total shareholders’ equity	1,527.9	2,148.6	1,988.1	(3,982.3)	1,682.3
Total Liabilities and Shareholders’ Equity	$3,776.6	$3,391.0	$4,597.7	$(3,982.3)	$7,783.0

	CONDENSED, CONSOLIDATING BALANCE SHEET
	December 31, 2010
($ in millions)	Ball	Guarantor	Non-Guarantor	Eliminating	Consolidated
	Corporation	Subsidiaries	Subsidiaries	Adjustments	Total
ASSETS
Current assets
Cash and cash equivalents	$0.2	$1.7	$150.1	$–	$152.0
Receivables, net	(0.5)	157.0	693.2	–	849.7
Inventories, net	–	763.3	320.6	–	1,083.9
Deferred taxes and other current assets	19.0	126.8	74.3	–	220.1
Total current assets	18.7	1,048.8	1,238.2	–	2,305.7
Property, plant and equipment, net	29.6	893.8	1,124.8	–	2,048.2
Investment in subsidiaries	3,372.9	217.3	151.0	(3,741.2)	-
Goodwill	–	927.0	1,178.3	–	2,105.3
Intangibles and other assets, net	176.0	129.0	163.5	–	468.5
Total Assets	$3,597.2	$3,215.9	$3,855.8	$(3,741.2)	$6,927.7

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Short-term debt and current portion of long-term debt	$17.9	$0.2	$92.6	$–	$110.7
Accounts payable	17.5	362.2	320.6	–	700.3
Accrued employee costs	24.7	165.1	68.4	–	258.2
Other current liabilities	59.3	126.8	128.0	–	314.1
Total current liabilities	119.4	654.3	609.6	–	1,383.3
Long-term debt	2,333.5	0.4	367.7	–	2,701.6
Intercompany borrowings	(536.7)	105.3	431.4	–	–
Employee benefit obligations	197.1	419.9	346.3	–	963.3
Deferred taxes and other liabilities	(34.1)	65.8	189.7	–	221.4
Total liabilities	2,079.2	1,245.7	1,944.7	–	5,269.6

Shareholders’ equity
Convertible preferred stock	–	–	4.8	(4.8)	–
Preferred shareholders’ equity	–	–	4.8	(4.8)	–

Common stock	893.4	684.4	719.2	(1,403.6)	893.4
Retained earnings	2,829.8	1,480.8	923.8	(2,404.6)	2,829.8
Accumulated other comprehensive earnings (loss)	(82.1)	(195.0)	123.2	71.8	(82.1)
Treasury stock, at cost	(2,123.1)	–	–	–	(2,123.1)
Common shareholders’ equity	1,518.0	1,970.2	1,766.2	(3,736.4)	1,518.0
Total Ball Corporation shareholders’ equity	1,518.0	1,970.2	1,771.0	(3,741.2)	1,518.0
Noncontrolling interests	–	–	140.1	–	140.1
Total shareholders’ equity	1,518.0	1,970.2	1,911.1	(3,741.2)	1,658.1
Total Liabilities and Shareholders’ Equity	$3,597.2	$3,215.9	$3,855.8	$(3,741.2)	$6,927.7

	UNAUDITED CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
	For the Three Months Ended April 3, 2011
	Ball	Guarantor	Non-Guarantor	Consolidated
($ in millions)	Corporation	Subsidiaries	Subsidiaries	Total

Cash provided by (used in) continuing operating activities	$(66.0)	$96.9	$(103.7)	$(72.8)
Cash provided by (used in) discontinued operating activities	−	(1.3)	(0.3)	(1.6)
Total cash provided by (used in) operating activities	(66.0)	95.6	(104.0)	(74.4)

Cash flows from investing activities
Additions to property, plant and equipment	(3.6)	(34.7)	(56.7)	(95.0)
Acquisition of business	–	−	(295.2)	(295.2)
Investments in and advances to affiliates	157.3	(65.8)	(91.5)	–
Other, net	1.1	4.9	−	6.0
Total cash provided by (used in) investing activities	154.8	(95.6)	(443.4)	(384.2)

Cash flows from financing activities
Long-term borrowings	75.0	−	388.9	463.9
Repayments of long-term borrowings	−	(0.2)	(2.0)	(2.2)
Change in short-term borrowings	(3.6)	–	199.8	196.2
Proceeds from issuances of common stock	13.7	–	–	13.7
Acquisitions of treasury stock	(164.3)	–	–	(164.3)
Common dividends	(11.7)	–	–	(11.7)
Other, net	2.4	–	–	2.4
Cash provided by (used in) financing activities	(88.5)	(0.2)	586.7	498.0

Effect of exchange rate changes on cash	–	–	1.7	1.7

Change in cash and cash equivalents	0.3	(0.2)	41.0	41.1
Cash and cash equivalents – beginning of period	0.2	1.7	150.1	152.0
Cash and cash equivalents – end of period	$0.5	$1.5	$191.1	$193.1

	UNAUDITED CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
	For the Three Months Ended March 28, 2010
	Ball	Guarantor	Non-Guarantor	Consolidated
($ in millions)	Corporation	Subsidiaries	Subsidiaries	Total

Cash provided by (used in) continuing operating activities	$2.8	$81.6	$(362.6)	$(278.2)
Cash provided by (used in) discontinued operating activities	(0.2)	6.4	−	6.2
Total cash provided by (used in) operating activities	2.6	88.0	(362.6)	(272.0)

Cash flows from investing activities
Additions to property, plant and equipment	(2.4)	(15.9)	(15.0)	(33.3)
Investments in and advances to affiliates	(191.4)	(60.0)	251.4	–
Other, net	(4.8)	(6.5)	−	(11.3)
Cash provided by (used in) continuing investing activities	(198.6)	(82.4)	236.4	(44.6)
Cash used in discontinued investing activities	–	(3.7)	−	(3.7)
Total cash provided by (used in) investing activities	(198.6)	(86.1)	236.4	(48.3)

Cash flows from financing activities
Long-term borrowings	720.3	–	68.7	789.0
Repayments of long-term borrowings	(220.3)	(1.9)	−	(222.2)
Change in short-term borrowings	–	–	66.7	66.7
Proceeds from issuances of common stock	9.7	–	–	9.7
Acquisitions of treasury stock	(129.4)	–	–	(129.4)
Common dividends	(9.2)	–	–	(9.2)
Other, net	(6.4)	–	–	(6.4)
Cash provided by (used in) financing activities	364.7	(1.9)	135.4	498.2

Effect of exchange rate changes on cash	–	–	2.9	2.9

Change in cash and cash equivalents	168.7	−	12.1	180.8
Cash and cash equivalents – beginning of period	111.3	0.1	99.2	210.6
Cash and cash equivalents – end of period	$280.0	$0.1	$111.3	$391.4